Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Voyageur Mutual Funds II of our report dated October 18, 2021, relating to the financial statements and financial highlights, which appears in Delaware Tax-Free Colorado Fund’s Annual Report on Form N-CSR for the year ended August 31, 2021. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 23, 2021